Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metawave Communications Corporation:

          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2001, included in Metawave Communications Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSEN LLP

Seattle, Washington
June 12, 2001